EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
Or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
OCTOBER 26, 2005

CULLEN/FROST REPORTS THIRD QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) today reported record earnings for the third quarter of 2005 of $42.5 million, an 18.0 percent increase compared to the $36.0 million reported for the same quarter in 2004. On a per-share basis, net income for the quarter was $.79 per diluted common share, up 16.2 percent over the $.68 per diluted common share reported a year earlier. For the quarter, return on average assets and return on average equity were 1.68 percent and 18.98 percent, respectively, up from 1.50 percent and 18.45 percent for the same period in 2004.

"This was another record quarter for our company, as we continue to experience strong increases in net interest income," said Dick Evans, chairman and CEO. "I was pleased with our performance across the board, from solid loan growth, to increases in net interest margin and trust income. These reflect not only a good economy in a rising interest rate environment - for which our asset-sensitive balance sheet has been well positioned - but also the results of our dedicated staff's hard work. Early in the fourth quarter, we closed our merger with Horizon Capital Bank of Houston, which will enhance our breadth and reach in this important market, while increasing our total number of locations statewide to 84. We think Horizon Capital's culture and focus on long-term relationships fits well with our way of doing business, and we look forward to greater successes together."

Average loans for the third quarter of 2005 grew 15.5 percent, to $5.6 billion, compared to $4.8 billion a year earlier, while average total deposits were $8.0 billion, a 3.2 percent increase over the $7.8 billion reported for the same quarter a year ago.

For the first nine months of 2005 earnings were $120.5 million, or $2.26 per diluted common share, up 17.0 percent compared to $103.0 million, or $1.94 per diluted common share, for the same period in 2004. Returns on average assets and equity for the first nine months of 2005 were 1.63 percent and 18.88 percent respectively, compared to 1.45 percent and 17.81 percent for the same period in 2004.

Noted financial data for the third quarter of 2005 follows:

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Net interest income on a taxable equivalent basis for the third quarter totaled $101.3 million, up 18.5 percent compared to $85.4 million for the same period a year ago. General market rates have trended higher as the Federal Reserve has raised the Fed Funds rate 11 consecutive times since June 2004. This rising rate environment has had a positive impact on the Corporation's net-interest income and net-interest margin compared to the same period a year ago. Also impacting net interest income was a $598.9 million increase in the average volume of earning assets, combined with an improvement in the earning asset mix, as average loans increased 15.5 percent from the third quarter last year. The increase in rates and volumes also led to an increase in the net interest margin, which was 4.52 percent for the quarter, compared to 4.09 percent for the third quarter of 2004.

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Non-interest income for the third quarter of 2005 totaled $58.1 million, up 4.3 percent from $55.6 million for the third quarter of 2004.

   Trust income was $14.5 million, up 9.5 percent from a year ago, as investment accounts have benefited from both new accounts and improvements in the equities market compared to last year.

   Insurance commissions were $7.4 million, down from $8.0 million a year earlier. Most of this decrease relates to the loss of commission revenues in the employee benefits group of the Austin region due to the loss of certain revenue-producing employees and related business. During the second quarter of this year, the Corporation entered into a settlement of legal claims against certain of these former employees and recorded a net gain of $2.4 million in that quarter.

   Service charges on deposit accounts were $20.2 million, compared to $22.4 million for the third quarter of 2004. The decrease was primarily due to the rising interest rate environment, in which commercial treasury management customers earn more credit for their deposit balances, reducing the amount of fees paid for these services.

   Other non-interest income was $11.1 million, a 20.9 percent increase over the $9.2 million reported last year. Contributing to the increase was higher income from Visa checkcard usage, fees from the sale of annuities and gains from student loan sales. A $1.6 million net loss from securities transactions recognized during the third quarter of 2004 also impacted the comparison.

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Non-interest expense was $92.0 million for the quarter, up 6.4 percent from $86.5 million for the third quarter of 2004, due in part to higher salaries and wages, which were up 5.0 percent compared to the third quarter of 2004. The increase in salaries was due primarily to normal annual merit increases, combined with an increase in the number of employees. Other expenses were up $2.2 million, or 9.6 percent from the third quarter last year, with the increase spread throughout various accounts..

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For the third quarter of 2005, the provision for possible loan losses was $2.7 million, compared to net charge-offs of $2.7 million. The company did not record a provision in the third quarter last year, compared to net charge-offs of $3.4 million. The allowance for possible loan losses as a percentage of total loans was 1.35 percent at September 30, 2005 compared to 1.56 percent for the third quarter last year and 1.38 percent for the previous quarter of 2005.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, October 26, 2005 at 10:00 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at (800) 944-6430. Digital playback of the conference call will be available after 2:00 p.m. CT until midnight Sunday, October 30, 2005 at (800) 642-1687 with Conference ID # of 1306342. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CT; www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $10.3 billion at September 30, 2005. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, currently operates 84 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in the level of non-performing assets and charge-offs.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, securities market and monetary fluctuations.
w	Political instability.
w	Acts of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Changes in the financial performance and/or condition of the Corporation's borrowers.
w	Technological changes.
w	Acquisitions and the integration of acquired businesses. See the Corporation's Current Reports on Form 8-K filed with the SEC on April 22, 2005 and September 2, 2005.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial services companies.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
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The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

w	Changes in the Corporation's organization, compensation and benefit plans.
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The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

w	Greater than expected costs or difficulties related to the integration of new products and lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	2005			2004

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$99,285	$94,078	$90,103	$87,888	$83,976
Net interest income(1)	101,255	95,926	91,789	89,416	85,419
Provision for possible loan losses	2,725	2,175	2,400	--	--
Non-interest income:
Trust fees	14,463	14,541	14,290	13,886	13,213
Service charges on deposit accounts	20,173	19,462	19,367	20,855	22,409
Insurance commissions and fees	7,389	6,193	8,610	6,536	8,048
Other charges, commissions and fees	4,886	4,821	4,288	5,709	4,383
Net gain (loss) on securities transactions	--	--	--	--	(1,638)
Other	11,143	12,716	11,484	8,765	9,219

Total non-interest income	$58,054	$57,733	$58,039	$55,751	$55,634

Non-interest expense:
Salaries and wages	41,818	40,454	40,000	40,588	39,836
Employee benefits	9,973	10,315	12,037	9,568	9,532
Net occupancy	8,111	7,408	7,344	7,157	7,524
Furniture and equipment	6,202	5,925	5,802	5,999	5,662
Intangible amortization	1,050	1,278	1,371	1,370	1,285
Other	24,838	24,070	23,933	22,053	22,660

Total non-interest expense	$91,992	$89,450	$90,487	$86,735	$86,499

Income before income taxes	62,622	60,186	55,255	56,904	53,111
Income taxes	20,167	19,502	17,888	18,573	17,140

Net income	$42,455	$40,684	$37,367	$38,331	$35,971

PER SHARE DATA

Net income - basic	$0.81	$0.78	$0.72	$0.74	$0.70
Net income - diluted	0.79	0.77	0.70	0.71	0.68
Cash dividends	0.30	0.30	0.265	0.265	0.265
Book value at end of quarter	17.03	16.81	15.59	15.84	15.89

OUTSTANDING SHARES

Period-end shares	52,657	52,308	51,817	51,924	51,988
Weighted-average shares - basic	52,345	51,884	51,653	52,083	51,568
Dilutive effect of stock compensation	1,285	1,246	1,416	1,555	1,562
Weighted-average shares - diluted	53,630	53,130	53,069	53,638	53,130

SELECTED ANNUALIZED RATIOS

Return on average assets	1.68%	1.67%	1.54%	1.52%	1.50%
Return on average equity	18.98	19.35	18.31	18.18	18.45
Net interest income to average earning assets(1)	4.52	4.42	4.29	4.04	4.09

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2005			2004

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$5,593	$5,483	$5,286	$5,023	$4,844
Earning assets	8,916	8,697	8,666	8,851	8,317
Total assets	10,037	9,786	9,840	10,028	9,515
Non-interest-bearing demand deposits	2,964	2,869	2,897	2,947	2,891
Interest-bearing deposits	5,052	5,005	5,058	5,035	4,878
Total deposits	8,016	7,874	7,955	7,982	7,769
Shareholders' equity	887	844	828	839	776

Period-End Balance:
Loans	$5,710	$5,589	$5,403	$5,165	$4,948
Earning assets	9,185	8,903	8,768	8,892	8,544
Goodwill and intangible assets	111	112	115	117	118
Total assets	10,280	9,951	9,849	9,953	9,825
Total deposits	8,283	8,011	8,003	8,106	7,822
Shareholders' equity	897	879	808	822	826
Adjusted shareholders' equity(1)	928	890	849	833	822

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$77,117	$77,103	$76,538	$75,810	$77,114
as a percentage of
period-end loans	1.35%	1.38%	1.42%	1.47%	1.56%

Net charge-offs	$2,711	$1,610	$1,672	$1,304	$3,371
Annualized as a percentage
of average loans	0.19%	0.12%	0.13%	0.10%	0.28%

Non-performing assets:
Non-accrual loans	$34,432	$34,205	$32,884	$30,443	$42,701
Foreclosed assets	6,394	7,130	8,189	8,673	7,734

Total	$40,826	$41,335	$41,073	$39,116	$50,435
As a percentage of:
Total loans and
foreclosed assets	0.71%	0.74%	0.76%	0.76%	1.02%
Total assets	0.40	0.42	0.42	0.39	0.51

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	13.01%	12.84%	12.73%	12.83%	13.18%
Total Risk-Based
Capital Ratio	15.92	15.82	15.82	15.99	16.48
Leverage Ratio	10.16	10.06	9.51	9.18	9.62
Equity to Assets Ratio
(period-end)	8.72	8.84	8.20	8.26	8.41
Equity to Assets Ratio
(average)	8.84	8.62	8.41	8.37	8.15

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,

	2005	2004

CONDENSED INCOME STATEMENTS

Net interest income	$283,466	$243,550
Net interest income(1)	288,971	247,686
Provision for possible loan losses	7,300	2,500
Non-interest income
Trust fees	43,294	40,024
Service charges on deposit accounts	59,002	66,560
Insurance commissions and fees	22,192	24,445
Other charges, commissions and fees	13,995	13,644
Net gain (loss) securities transactions	--	(3,377)
Other	35,343	28,063

Total non-interest income	$173,826	$169,359

Non-interest expense
Salaries and wages	122,272	117,451
Employee benefits	32,325	30,608
Net occupancy	22,863	22,218
Furniture and equipment	17,929	16,772
Intangible amortization	3,699	3,976
Other	72,841	67,270

Total non-interest expense	$271,929	$258,295

Income before income taxes	178,063	152,114
Income taxes	57,557	49,120

Net income	$120,506	$102,994

PER SHARE DATA

Net income - basic	$2.32	$2.00
Net income - diluted	2.26	1.94
Cash dividends	0.865	0.77
Book value at end of period	17.03	15.89

OUTSTANDING SHARES

Period-end shares	52,657	51,988
Weighted-average shares - basic	51,963	51,505
Dilutive effect of stock compensation	1,315	1,454
Weighted-average shares - diluted	53,278	52,959

SELECTED ANNUALIZED RATIOS

Return on average assets	1.63%	1.45%
Return on average equity	18.88	17.81
Net interest income to average earning assets(1)	4.41	4.04

 (1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,

	2005	2004

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$5,455	$4,756
Earning assets	8,761	8,185
Total assets	9,887	9,482
Non-interest-bearing demand deposits	2,910	2,903
Interest-bearing deposits	5,038	4,791
Total deposits	7,948	7,694
Shareholders' equity	853	772

Period-End Balance:
Loans	$5,710	$4,948
Earning assets	9,185	8,544
Goodwill and intangible assets	111	118
Total assets	10,280	9,825
Total deposits	8,283	7,822
Shareholders' equity	897	826
Adjusted shareholders' equity(1)	928	822

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$77,117	$77,114
As a percentage of period-end loans	1.35%	1.56%

Net charge-offs:	$5,993	$8,887
Annualized as a percentage of average loans	0.15%	0.25%

Non-performing assets:
Non-accrual loans	$34,432	$42,701
Foreclosed assets	6,394	7,734

Total	$40,826	$50,435
As a percentage of:
Total loans and foreclosed assets	0.71%	1.02%
Total assets	0.40	0.51

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based Capital Ratio	13.01%	13.18%
Total Risk-Based Capital Ratio	15.92	16.48
Leverage Ratio	10.16	9.62
Equity to Assets Ratio (period-end)	8.72	8.41
Equity to Assets Ratio (average)	8.63	8.15

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).